Exhibit 99.1

For Immediate Release

ALLERGAN REPORTS SECOND QUARTER OPERATING RESULTS

•  Pharmaceutical Sales Increased 24.6 Percent for the Second Quarter
•  Board of Directors Declares Second Quarter Dividend

(IRVINE, Calif., (July 23, 2003)— Allergan, Inc. (NYSE: AGN) today announced operating results for the second quarter ended June 27, 2003. Allergan also announced that its Board of Directors has declared a second quarter dividend of $0.09 per share, payable on September 9, 2003 to stockholders of record on August 12, 2003.

For the quarter ended June 27, 2003, Allergan’s net sales were $441.5 million, including $20.4 million of non-pharmaceutical product sales primarily consisting of contract manufacturing sales to Advanced Medical Optics, Inc. (AMO), a former subsidiary that was spun-off from Allergan on June 29, 2002. Excluding sales of non-pharmaceutical products, net sales were up 24.6 percent, or 21.2 percent at constant currency, compared with net sales from continuing operations in the second quarter of 2002.

For the six months ended June 27, 2003, net sales were $832.7 million, including $41.6 million of non-pharmaceutical product sales. Excluding sales of non-pharmaceutical products, net sales from continuing operations were up 20.6 percent, or 18.0 percent at constant currency, compared with the first six months of 2002.

Including the effects of an unrealized non-cash loss on the mark-to-market adjustment to foreign currency derivative instruments and charges related to the purchase of Bardeen Sciences Company, LLC totaling $279.0 million pre-tax, Allergan reported a diluted loss of $0.83 per share from continuing operations for the quarter ended June 27, 2003, compared to the $0.02 diluted loss per share reported in the same quarter of 2002. Excluding the effects of the unrealized non-cash loss and charges related to the purchase of Bardeen Sciences Company, LLC, Allergan’s adjusted diluted earnings from continuing operations were $0.53 per share for the quarter ended June 27, 2003, a 23.3 percent increase over the unaudited adjusted diluted

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earnings per share of $0.43 for the same quarter of 2002. The adjusted diluted earnings per share amount for the quarter ended June 28, 2002 excludes certain items totaling $0.47 per share and includes the estimated $0.02 per share impact of additional expenses that would have been incurred in the second quarter of 2002 if Allergan’s specialty pharmaceutical businesses and AMO had been operating as stand-alone companies. A reconciliation of second quarter 2002 diluted loss per share to adjusted diluted earnings per share is attached.

Including the effects of the unrealized non-cash loss on the mark-to-market adjustment to foreign currency derivative instruments and charges related to the purchase of Bardeen Sciences Company, LLC totaling $279.8 million pre-tax, Allergan reported a diluted loss of $0.29 per share from continuing operations for the six months ended June 27, 2003, compared to the $0.28 diluted earnings per share reported in the same period of 2002. Excluding the effects of the unrealized non-cash loss and charges related to the purchase of Bardeen Sciences Company, LLC, Allergan’s adjusted diluted earnings from continuing operations for the six months ended June 27, 2003 were $1.07 per share, a 24.4 percent increase over the unaudited adjusted diluted earnings per share of $0.86 for the first six months of 2002. The adjusted diluted earnings per share amount for the first six months of 2002 excludes certain items totaling $0.62 per share and includes the estimated $0.04 per share impact of additional expenses that would have been incurred in the first six months of 2002 if Allergan’s specialty pharmaceutical businesses and AMO had been operating as stand-alone companies. A reconciliation of the first six months of 2002 diluted earnings per share to adjusted diluted earnings per share is attached.

“We are extremely pleased with the Company’s results and strong growth for the second quarter. Product approvals and launches continue to drive the expansion of our business model as we pursue our goal of being the premier specialty pharmaceutical company in the world. During the quarter we launched two new products and received one new regulatory approval. These significant events, as well as further anticipated product approvals over the next 24 months, will help continue to drive our top and bottom lines,” said David E.I. Pyott, Chairman of the Board, President and CEO.

Eye Care Pharmaceutical Product Line
 For the quarter ended June 27, 2003, worldwide eye care pharmaceutical sales were $253.3 million, a 22.8 percent increase over the $206.2 million reported in the same quarter of 2002. At constant currency, second quarter 2003 worldwide eye care pharmaceutical sales increased 19.2 percent over the second quarter of 2002. For the six months ended June 27, 2003, worldwide eye care pharmaceutical sales were $474.3 million, a 14.6 percent increase, or an 11.8 percent increase at constant currency, over the same period in 2002.

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For the quarter ended June 27, 2003, worldwide net sales of Alphagan® P (Brimonidine Tartrate Ophthalmic Solution 0.15%), preserved with Purite® and Alphagan® (Brimonidine Tartrate Ophthalmic Solution 0.2%) (the Alphagan® Franchise) were $64.7 million, an increase of 8.0 percent, or a 4.5 percent increase at constant currency over the $59.9 million reported in the same quarter last year. For the six months ended June 27, 2003, worldwide net sales for the Alphagan® Franchise were $142.1 million, a 5.5 percent increase, or a 2.9 percent increase at constant currency, over the same period in 2002.

For the quarter ended June 27, 2003, worldwide net sales of Lumigan® (Bimatoprost Ophthalmic Solution 0.03%) were $44.9 million, an increase of 40.8 percent, or a 35.4 percent increase at constant currency, over the $31.9 million reported in the same quarter last year. For the six months ended June 27, 2003, worldwide net sales for Lumigan® were $82.8 million, an increase of 56.2 percent, or a 51.1 percent increase at constant currency, over the same period in 2002.

For the quarter ended June 27, 2003, sales for Restasis™ (Cyclosporine Ophthalmic Emulsion 0.05%), indicated for patients with keratoconjunctivitis sicca (chronic dry eye disease) whose tear production is presumed to be suppressed due to ocular inflammation, were $11.8 million. This was the initial launch quarter for Restasis™ in the United States.

During the second quarter of 2003, Allergan launched Zymar™ (Gatifloxacin Ophthalmic Solution 0.3%), an anti-infective and the first fourth generation fluoroquinilone to enter the market. Zymar™ is indicated for the treatment of bacterial conjunctivitis caused by susceptible strains of bacteria. In addition, during the second quarter of 2003, Allergan received approval in the United States from the FDA for Acular LS™ (Ketorolac Tromethamine Ophthalmic Solution 0.4%) for the reduction of ocular pain and burning/stinging following corneal refractive surgery. Allergan plans to launch Acular LS™ in the United States during the third quarter of 2003. During the second quarter of 2003, Allergan announced that a generic formulation of Alphagan® was approved by the FDA. The introduction of a generic formulation of the first generation of Alphagan® had been anticipated and incorporated into financial estimates provided by Allergan at the beginning of 2003.

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Botox®/Neuromodulator Product Line
 For the quarter ended June 27, 2003, worldwide net sales for Botox®, Botox® Cosmetic and Vistabel® (Botulinum Toxin Type A) were $143.1 million, a 27.5 percent increase over the $112.2 million reported in the same quarter last year. At constant currency, worldwide net sales of Botox® increased by 24.0 percent over the second quarter of 2002. For the six months ended June 27, 2003, worldwide net sales of Botox® were $266.2 million, a 32.6 percent increase, or a 29.7 percent increase at constant currency, over the same period in 2002.

During the second quarter the European Commission approved Botox® for the treatment of hyperhidrosis and Allergan currently anticipates licenses to be issued throughout Europe over the next four to six months. Following the end of the second quarter, Allergan achieved two additional Botox® milestones: Allergan filed with the FDA the Biologics License Application (BLA) supplement for the use of Botox® for hyperhidrosis in the U.S., and Allergan received a positive opinion in the Mutual Recognition Procedure (MRP) for Vistabel® for seven additional European countries.

Skin Care Product Line
 For the quarter ended June 27, 2003, worldwide net sales for skin care products were $24.7 million, an increase of 26.0 percent over the $19.6 million in sales reported in the same quarter last year. For the six months ended June 27, 2003, worldwide net sales for skin care products were $50.6 million, an increase of 22.2 percent over the same period in 2002.

For the quarter ended June 27, 2003, worldwide net sales for the Tazorac® and Zorac® brands (Tazarotene Gel and Cream 0.05% and 0.1%), indicated for the treatment of acne and psoriasis, combined with the sales of Avage™ Cream (Tazarotene Cream 0.1%), indicated for the treatment of fine wrinkles and hyper- and hypo-pigmentation, were $16.8 million, an increase of 15.9 percent over the $14.5 million reported in the same quarter last year. For the six months ended June 27, 2003, worldwide net sales for the Tazorac® and Zorac® brands, combined with the sales of Avage™ Cream, were $36.6 million, an increase of 37.1 percent over the same period in 2002.

Bardeen Sciences Company, LLC
 During the second quarter of 2003, Allergan completed the purchase of Bardeen Sciences Company, LLC for an aggregate purchase price of $264.6 million, net of cash acquired. The estimated fair value of assets acquired and liabilities assumed was $278.8 million of intangible

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in-process research and development assets and $14.2 million of accounts payable. The value of the acquired in-process research and development assets, which management determined were not yet complete and had no alternative future uses in their current state, was expensed as in-process research and development and included in reported research and development expenses in the statement of operations for the second quarter of 2003.

Additional Financial Highlights
 For the quarter ended June 27, 2003, gross profit was $361.4 million, or 81.9 percent of net sales. Selling, general and administrative expenses (SG&A) amounted to $184.3 million, or 41.7 percent of net sales, and research and development expenses were $355.7 million. Excluding the $278.8 million of in-process research and development expenses related to the Bardeen Sciences Company, LLC purchase, research and development expenses were $76.9 million, or 17.4 percent of net sales. For the six months ended June 27, 2003, gross profit was $684.2 million, or 82.2 percent of net sales. In addition, SG&A expenses amounted to $354.3 million, or 42.5 percent of net sales, and research and development expenses were $411.6 million. Excluding the $278.8 million of in-process research and development expenses related to the Bardeen Sciences Company, LLC purchase, research and development expenses were $132.8 million, or 15.9 percent of net sales.

At June 27, 2003, Allergan’s stockholders’ equity was $789.3 million. Allergan had cash net of debt of $18.1 million. Cash and equivalents were $643.9 million and debt was $625.8 million. Allergan’s debt-to-capital percentage was 44.2 percent. Allergan’s days sales outstanding was 46 and inventory days-on-hand level was 86.

Outlook
 For the third quarter of 2003, Allergan estimates total worldwide sales, including contract sales to AMO, between $420 million and $440 million. Allergan estimates adjusted diluted earnings per share in the third quarter of $0.57, an increase of 19 percent over the same period in 2002.

For the full year of 2003, Allergan is increasing the expected range of Alphagan® Franchise sales by $30 million to between $235 million and $245 million. Allergan is also increasing the range of total pharmaceutical only sales by $30 million to between $1,580 million and $1,640 million. All other full year sales guidance remains unchanged from the guidance provided in January. Allergan’s guidance on income statement ratios provided in April remains unchanged. Full year diluted shares outstanding are expected to be between 132 million and 133 million shares. Full year adjusted diluted earnings per share guidance remains at $2.31. This includes the ongoing impact of research and development expenses due to the Bardeen Sciences Company, LLC acquisition but excludes any non-cash loss on mark-to-market adjustments to

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foreign currency derivative instruments, in-process research and development expenses related to the Bardeen Sciences Company, LLC transaction that closed in the second quarter of 2003, and the potential write-off of any capitalized costs associated with Allergan’s remaining un-retired zero-coupon convertible subordinated notes due 2020, which Allergan may retire in November 2003.

Forward-Looking Statements
 In this press release, the statements regarding the outlook for Allergan’s earnings per share and revenue forecasts, and statements from Mr. Pyott, among other statements above, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after a quarter’s end and year’s end. Therefore, Allergan will not report or comment on its progress during a current quarter. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

Any other statements in this press release that refer to Allergan’s expected, estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including among other things, changing competitive market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms; technological advances and patents obtained by competitors; the performance, including the approval, introduction and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending litigations, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, matters generally affecting the economy, such as changes in interest and currency exchange rates; international relations; and the state of the economy worldwide, can affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements.

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Additional information concerning these and other risk factors can be found in press releases issued by Allergan as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Certain Factors and Trends Affecting Allergan and its Businesses” in Allergan’s 2002 Form 10-K and Allergan’s Form 10-Q for the quarter ended March 28, 2003. Copies of Allergan’s press releases and additional information about Allergan is available on the World Wide Web at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

About Allergan, Inc.
 Allergan, Inc., with headquarters in Irvine, California, is a technology-driven, global health care company providing eye care and specialty pharmaceutical products worldwide. Allergan develops and commercializes products in the eye care, neuromodulator, skin care and other specialty markets that deliver value to our customers, satisfy unmet medical needs, and improve patients’ lives.

Allergan Contacts:
Jim Hindman (714) 246-4636 (investors)
Joann Bradley (714) 246-4766 (investors)
Patrick O’Brien (714) 246-4514 (investors)
Jeff Richardson (714) 246-5324 (media)
Christine Cassiano (714) 246-5134 (media)

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ALLERGAN, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

in millions, except per share amounts	Three Months Ended		Six Months Ended

	June 27,	June 28,	June 27,	June 28,
	2003	2002	2003	2002

Product sales
Net sales	$441.5	$338.0	$832.7	$656.2
Cost of sales	80.1	46.3	148.5	91.2

Product gross margin	361.4	291.7	684.2	565.0

Research services
Research service revenues	6.2	8.7	16.0	18.2
Cost of research services	5.6	7.9	14.5	16.5

Research services margin	0.6	0.8	1.5	1.7

Selling, general and administrative	184.3	184.5	354.3	332.4
Research and development	355.7	57.3	411.6	111.3
Restructuring charge and asset write-offs	—	50.7	—	63.9

Operating income (loss)	(178.0)	—	(80.2)	59.1

Interest income	4.0	3.3	8.1	6.9
Interest expense	(4.6)	(4.5)	(8.3)	(8.8)
Gain (loss) on investments	0.1	—	(0.2)	(8.0)
Unrealized losses on derivative instruments	(0.2)	(3.7)	(1.0)	(4.3)
Other, net	(2.2)	1.7	(1.4)	6.0

	(2.9)	(3.2)	(2.8)	(8.2)

Earnings (loss) from continuing operations before income taxes and minority interest	(180.9)	(3.2)	(83.0)	50.9
Provision (benefit) for income taxes	(73.4)	(0.8)	(46.0)	14.2
Minority interest expense	0.4	0.3	0.7	0.3

Earnings (loss) from continuing operations	(107.9)	(2.7)	(37.7)	36.4

Earnings from discontinued operations, net of applicable income tax expense of $4.1 million and $7.0 million for the three and six months ended 2002, respectively	—	6.5	—	11.2

Net earnings (loss)	$(107.9)	$3.8	$(37.7)	$47.6

Basic earnings (loss) per share:
Continuing operations	$(0.83)	$(0.02)	$(0.29)	$0.28
Discontinued operations	—	0.05	—	0.09

Net basic earnings (loss) per share	$(0.83)	$0.03	$(0.29)	$0.37

Diluted earnings (loss) per share:
Continuing operations	$(0.83)	$(0.02)	$(0.29)	$0.28
Discontinued operations	—	0.05	—	0.08

Net diluted earnings (loss) per share	$(0.83)	$0.03	$(0.29)	$0.36

Weighted average number of common shares outstanding:
Basic	130.3	129.2	130.0	129.8
Diluted	130.3	130.9	130.0	131.4

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ALLERGAN, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 27,	December 31,
in millions	2003	2002

Assets
Cash and equivalents	$643.9	$774.0
Trade receivables, net	222.4	220.6
Inventories	75.8	70.4
Other current assets	122.0	135.2

Total current assets	1,064.1	1,200.2

Property, plant and equipment, net	373.3	352.0
Other noncurrent assets	356.4	254.4

Total assets	$1,793.8	$1,806.6

Liabilities and stockholders’ equity
Notes payable	$66.5	$89.7
Accounts payable	94.7	82.0
Accrued expenses and income taxes	211.8	231.9

Total current liabilities	373.0	403.6

Long-term debt	559.3	526.4
Other liabilities	72.2	68.3
Stockholders’ equity	789.3	808.3

Total liabilities and stockholders’ equity	$1,793.8	$1,806.6

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ALLERGAN, INC.
Net Sales by Product Line
(Unaudited)

in millions	Three Months Ended		Six Months Ended

	June 27,	June 28,	June 27,	June 28,
	2003	2002	2003	2002

Specialty Pharmaceuticals:
Eye Care Pharmaceuticals	$253.3	$206.2	$474.3	$414.0
Botox/Neuromodulator	143.1	112.2	266.2	200.8
Skin Care	24.7	19.6	50.6	41.4

Total	421.1	338.0	791.1	656.2
Other (primarily contract sales)	20.4	—	41.6	—

TOTAL NET SALES	$441.5	$338.0	$832.7	$656.2

Alphagan P and Alphagan	$64.7	$59.9	$142.1	$134.7
Lumigan	44.9	31.9	82.8	53.0
Tazorac, Zorac and Avage	16.8	14.5	36.6	26.7

Domestic	70.4%	70.1%	71.5%	71.8%
International	29.6%	29.9%	28.5%	28.2%

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ALLERGAN, INC.
Reconciliation of Non-GAAP Adjustments
(Unaudited)

in millions, except per share amounts	Three Months Ended		Six Months Ended

	June 27,	June 28,	June 27,	June 28,
	2003	2002	2003	2002

Earnings (loss) from continuing operations, as reported	$(107.9)	$(2.7)	$(37.7)	$36.4

Non-GAAP pre-tax adjustments:
In-process research and development	278.8	—	278.8	—
Unrealized loss on derivative instruments	0.2	3.7	1.0	4.3
Restructuring charge and asset write-offs	—	51.8 **	—	65.0 **
Duplicate operating expenses	—	30.1	—	37.2
Loss on investments	—	—	—	8.0
Partnering deals	—	—	—	(1.0)

	171.1	82.9	242.1	149.9
Tax effect for above items	(100.9)	(23.9)	(101.1)	(31.8)

	70.2	59.0	141.0	118.1
Non-GAAP earnings adjustment, net of tax (estimated net effect of G&A dissynergies, cash from distribution and estimated income from contract sales to AMO)	—	(2.7)	—	(5.4)

Adjusted earnings from continuing operations	$70.2	$56.3	$141.0	$112.7

Diluted earnings (loss) per share from continuing operations, as reported	$(0.83)	$(0.02)	$(0.29)	$0.28

Effect of additional dilutive shares*	0.02	—	0.01	—

	(0.81)	(0.02)	(0.28)	0.28
Non-GAAP adjustments:
In-process research and development	1.34	—	1.34	—
Unrealized loss on derivative instruments	—	0.02	0.01	0.02
Restructuring charge and asset write-offs	—	0.28	—	0.36
Duplicate operating expenses	—	0.17	—	0.21
Loss on investments	—	—	—	0.04
Partnering deals	—	—	—	(0.01)

	0.53	0.45	1.07	0.90
Non-GAAP earnings adjustment (estimated net effect of G&A dissynergies, cash from distribution and estimated income from contract sales to AMO)	—	(0.02)	—	(0.04)

Adjusted diluted earnings per share from continuing operations	$0.53	$0.43	$1.07	$0.86

Year over year change	23.3%		24.4%

*	The number of shares used to calculate adjusted diluted earnings per share includes the dilutive effect of outstanding stock options and the assumed conversion of convertible subordinated notes.

**	The restructure charge and asset write-offs include charges of $1.1 million included in cost of sales for the quarter and six months ended June 28, 2002.

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ALLERGAN, INC.
Condensed Combined Statements of Earnings from Continuing Operations,
Including Non-GAAP Adjustments
(Unaudited)

in millions, except per share amounts	Three Months Ended		Six Months Ended

	June 27,	June 28,	June 27,	June 28,
	2003	2002	2003	2002

Product sales
Net sales	$441.5	$338.0	$832.7	$656.2
Cost of sales	80.1	44.2	148.5	89.1

Product gross margin	361.4	293.8	684.2	567.1

Research services
Research service revenues	6.2	8.7	16.0	18.2
Cost of research services	5.6	7.9	14.5	16.5

Research services margin	0.6	0.8	1.5	1.7

Selling, general and administrative	184.3	156.0	354.3	296.7
Research and development	76.9	56.7	132.8	106.7

Operating income	100.8	81.9	198.6	165.4

Interest income	4.0	3.3	8.1	6.9
Interest expense	(4.6)	(4.5)	(8.3)	(8.8)
Other, net	(2.1)	1.7	(1.6)	0.9

	(2.7)	0.5	(1.8)	(1.0)

Earnings from continuing operations before income taxes and minority interest	98.1	82.4	196.8	164.4
Provision for income taxes	27.5	23.1	55.1	46.0
Minority interest expense	0.4	0.3	0.7	0.3

Earnings from continuing operations	$70.2	$59.0	$141.0	$118.1

Earnings per share from continuing operations:
Basic	$0.54	$0.46	$1.08	$0.91

Diluted*	$0.53	$0.43	$1.07	$0.86

Weighted average number of common shares outstanding:
Basic	130.3	129.2	130.0	129.8
Diluted	132.9	130.9	132.3	131.4

*	Reflects the approximate impact of additional expenses that would have been incurred in the first three and six months of 2002 if Allergan’s specialty pharmaceutical businesses and AMO had been operating as stand-alone companies.

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ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
(Unaudited)

in millions, except per share amounts	Three Months Ended		Six Months Ended

	June 27,	June 28,	June 27,	June 28,
	2003	2002	2003	2002

Earnings (loss) from continuing operations, as reported	$(107.9)	$(2.7)	$(37.7)	$36.4

Non-GAAP adjustments, net of tax	178.1	61.7	178.7	81.7
Estimated earnings adjustment due to spin-off of AMO, net of tax**	—	(2.7)	—	(5.4)

Adjusted diluted earnings from continuing operations	70.2	56.3	141.0	112.7
Interest expense from convertible subordinated notes, net of tax	0.2	—	0.4	—

	$70.4	$56.3	$141.4	$112.7

Weighted average number of shares issued	130.3	129.2	130.0	129.8
Net shares assumed issued using the treasury stock method for options outstanding during each period based on average market price	2.2	1.7	1.9	1.6
Diluted effect of assumed conversion of convertible subordinated notes outstanding	0.4	—	0.4	—

	132.9	130.9	132.3	131.4

Diluted earnings per share from continuing operations	$(0.83)	$(0.02)	$(0.29)	$0.28

Effect of additional dilutive shares*	0.02	—	0.01	—
Earnings per share for non-GAAP adjustments	1.34	0.47	1.35	0.62

	0.53	0.45	1.07	0.90
Estimated earnings adjustment due to spin-off of AMO**	—	(0.02)	—	(0.04)

Adjusted diluted earnings per share from continuing operations*	$0.53	$0.43	$1.07	$0.86

*	The number of shares used to calculate adjusted diluted earnings per share includes the dilutive effect of outstanding stock options and the assumed conversion of convertible subordinated notes.

**	Reflects the approximate impact of additional expenses that would have been incurred in the first three and six months of 2002 if Allergan’s specialty pharmaceutical businesses and AMO had been operating as stand-alone companies.

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ALLERGAN, INC.
Supplemental Non-GAAP Information
(Unaudited)

in millions	Three Months Ended		Six Months Ended

	June 27,	June 28,	June 27,	June 28,
	2003	2002	2003	2002

Net sales, as reported	$441.5	$338.0	$832.7	$656.2

Non-pharmaceutical products	(20.4)		(41.6)

Net sales, excluding non-pharmaceutical	421.1		791.1
Currency effect	(11.6)		(17.1)

Net sales, excluding non-pharmaceutical and currency effect	$409.5		$774.0

Eye care pharmaceuticals net sales, as reported	$253.3	$206.2	$474.3	$414.0

Currency effect	(7.6)		(11.3)

Eye care pharmaceuticals net sales, excluding currency effect	$245.7		$463.0

Alphagan Franchise, as reported	$64.7	$59.9	$142.1	$134.7

Currency effect	(2.1)		(3.5)

Alphagan Franchise, excluding currency effect	$62.6		$138.6

Lumigan, as reported	$44.9	$31.9	$82.8	$53.0

Currency effect	(1.7)		(2.7)

Lumigan, excluding currency effect	$43.2		$80.1

Other Glaucoma, as reported	$5.9	$6.1	$11.2	$12.7

Currency effect	(0.4)		(0.6)

Other Glaucoma, excluding currency effect	$5.5		$10.6

Tazorac, Zorac and Avage, as reported	$16.8	$14.5	$36.6	$26.7

Currency effect	—		—

Tazorac, Zorac and Avage, excluding currency effect	$16.8		$36.6

Botox, as reported	$143.1	$112.2	$266.2	$200.8

Currency effect	(4.0)		(5.8)

Botox, excluding currency effect	$139.1		$260.4

Note:	Currency effect is determined by comparing adjusted 2003 reported amounts, calculated using 2002 monthly average exchange rates, to the actual 2002 reported amounts. Constant currency sales is not a GAAP defined measure of revenue growth. Allergan routinely evaluates its net sales performance at constant currency rates because Allergan believes it provides a useful measure of actual local currency sales performance year over year. Constant currency sales as defined and presented by Allergan may not be comparable to similar measures reported by other companies.

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ALLERGAN, INC.
Bardeen Purchase Price Summary

(in millions)
Cash paid for equity interests	$263.1
Transaction costs	1.1
Intangible product marketing and other rights	12.8

277.0
Less: cash acquired	(12.4)

Aggregate purchase price	$264.6

Estimated fair value of assets acquired and liabilities assumed:
Intangible assets – in-process research and development	$278.8
Accounts payable	(14.2)

$264.6

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